Exhibit 23.1

De Meo, Young, McGrath
A Professional Services Company

SUITE 517
2400 EAST COMMERCIAL BOULEVARD
FORT LAUDERDALE, FLORIDA 33308
(954) 351-9800
FAX (954) 938-8683
www.dymco.net

Anthony De Meo, CPA*, ABV,PFS
Robert E. McGrath, CPA
David I. Stockwell, CPA
Barry E. Waite, CPA
Roberta N. Young, CPA

SUITE 411
2424 NORTH FEDERAL HIGHWAY
BOCA RATON, FLORIDA 33431
(561) 447-9800
FAX (561) 391-8856
www.dymco.net

Michael I. Bloom, CPA
Donald J. Campagna, CPA*, CFP
Lawrence E. DeBrunner, CPA
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*regulated by the State of Florida

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form SB-2, covering the registration of 25,000,000 shares of common stock, of our report dated October 11, 2005 included in the annual report on Form 10-KSB of Ignis Petroleum Group, Inc. for the year ended June 30, 2005, and to the reference to our firm under the caption “Experts” in the prospectus.

/s/ DeMeo, Young, McGrath

Fort Lauderdale, Florida,

February 10, 2006

DYM
MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS: MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;
PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● INSTITUTE OF BUSINESS APPRAISERS